Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333-183059) of Becton, Dickinson and Company and the related Prospectus of our report dated August 9, 2013, with respect to the consolidated financial statements and schedule of CareFusion Corporation for the two years ended June 30, 2013, included in this Current Report on Form 8-K of Becton, Dickinson and Company.

/s/ Ernst & Young LLP

San Diego, CA

December 1, 2014